Exhibit 99.1

GXO Reports Third Quarter 2025 Results

•Record quarterly revenue of $3.4 billion, up 8% year over year, with organic revenue growth of 4%
•Signed new business wins of $280 million, up 24% year over year
•Generated $232 million of operating cash flow and free cash flow of $187 million
•Reaffirmed full-year 2025 guidance

GREENWICH, Conn. — November 4, 2025 — GXO Logistics, Inc. (NYSE: GXO) today announced results for the third quarter 2025.

Patrick Kelleher, chief executive officer of GXO, said, “We delivered record revenue in the third quarter, as well as double-digit adjusted EBITDA growth, underscoring the strength and resilience of GXO’s business model. New business wins rose 24% year-over-year, and our commercial pipeline, which stands strong at $2.3 billion, is geographically diversified and scaling in high-growth sectors. The integration of Wincanton is progressing swiftly, with synergy realization on track, and as we approach year-end, we’re pleased to reaffirm our full-year guidance.”

“Looking ahead, our clear priorities are to accelerate growth and expand margins. Since joining GXO in August, I’ve been deeply impressed by the quality of our operations and teams. We’re building from a position of strength and are primed to enter a new era of growth that delivers significant value to our customers and shareholders.”

Third Quarter 2025 Results

Revenue increased to $3.4 billion, up 8% year over year, compared with $3.2 billion for the third quarter 2024. Organic revenue1 grew by 4%.

Net income was $60 million, compared with $35 million for the third quarter 2024. Diluted earnings per share (“EPS”) was $0.51, compared with $0.28 for the third quarter 2024.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA1”) was $251 million, compared with $223 million for the third quarter 2024. Adjusted diluted EPS1 was $0.79, compared with $0.79 for the third quarter 2024.

GXO generated $232 million of cash flow from operations, compared with $198 million for the third quarter 2024. In the third quarter of 2025, GXO generated $187 million of free cash flow1, compared with $110 million for the third quarter 2024.

Cash Balances and Outstanding Debt

As of September 30, 2025, cash and cash equivalents (excluding restricted cash), total debt outstanding and net debt1 were $339 million, $2.7 billion and $2.4 billion, respectively.
1 For definitions of non-GAAP measures see the “Non-GAAP Financial Measures” section in this press release.

Guidance

The company reaffirmed guidance for the full year 20252 as follows:

•Organic revenue growth1 of 3.5% to 6.5%;
•Adjusted EBITDA1 of $865 million to $885 million;
•Adjusted diluted EPS1 of $2.43 to $2.63; and
•Adjusted EBITDA1 to free cash flow conversion1 of 25% to 35%.

Conference Call

GXO will hold a conference call on Wednesday, November 5, 2025, at 8:30 a.m. Eastern Time. Participants can call toll free (from US/Canada) 877-407-8029; international callers dial +1 201-689-8029. Conference ID: 13755806. A live webcast of the conference will be available on the Investor Relations area of the company’s website, investors.gxo.com. The conference will be archived until November 20, 2025. To access the replay by phone, call toll-free (from US/Canada) 877-660-6853; international callers dial +1 201-612-7415. Use participant passcode 13755806.
About GXO Logistics

GXO Logistics, Inc. (NYSE: GXO) is the world’s largest pure-play contract logistics provider and is positioned to capitalize on the rapid growth of ecommerce, automation and outsourcing. GXO has more than 150,000 team members across more than 1,000 facilities totaling more than 200 million square feet. The company serves the world’s leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions, at scale and with speed. GXO corporate headquarters is in Greenwich, Connecticut, USA. Visit GXO.com for more information and connect with GXO on LinkedIn, X, Facebook, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the attached financial tables.

GXO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA, net of income taxes paid, adjusted EBITA margin, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, free cash flow conversion, organic revenue, organic revenue growth, net leverage ratio, net debt, and operating return on invested capital (“ROIC”).

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, regulatory matters and litigation expenses as well as restructuring costs and other adjustments as set forth in the attached financial tables. Transaction and
2 Our guidance reflects current FX rates.

integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities), and certain costs related to integrating and separating IT systems. Regulatory matters and litigation expenses relate to the settlement of regulatory and legal matters. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA, net of income taxes paid, and adjusted EBITA margin, improve comparability from period to period by removing the impact of our capital structure (interest expense), asset base (depreciation and amortization), tax impacts and other adjustments as set forth in the attached financial tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of revenue from acquired businesses and foreign currency exchange rate fluctuations.

We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of intangible assets acquired.

We believe that free cash flow and free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as cash flow from operations less capital expenditures plus proceeds from sale of property and equipment. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage.

We believe that net debt and net leverage ratio are important measures of our overall liquidity position and are calculated by adding bank overdrafts and removing cash and cash equivalents (excluding restricted cash) from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.

With respect to our financial targets for full-year 2025 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, and free cash flow conversion, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full-year 2025 guidance of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and free cash flow conversion. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage its subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

Kristine Kubacki, CFA
+1 (203) 769-7206
kristine.kubacki@gxo.com

Media Contact

Matthew Schmidt
+1 (203) 307-2809
matt.schmidt@gxo.com

GXO Logistics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024	2025	2024
Revenue	$3,395	$3,157	$9,671	$8,459
Direct operating expense	2,857	2,671	8,228	7,116
Selling, general and administrative expense	285	265	818	784
Depreciation and amortization expense	118	111	337	302
Transaction and integration costs	14	21	50	55
Restructuring costs and other	3	9	22	26
Regulatory matter and litigation expense(1)	—	(1)	65	59
Operating income	118	81	151	117
Other income (expense), net	5	(6)	(10)	1
Interest expense, net	(35)	(33)	(103)	(69)
Income before income taxes	88	42	38	49
Income tax expense	(28)	(7)	(45)	(11)
Net income (loss)	60	35	(7)	38
Net income attributable to noncontrolling interests (“NCI”)	(1)	(2)	(4)	(4)
Net income (loss) attributable to GXO	$59	$33	$(11)	$34

Earnings (loss) per share
Basic	$0.52	$0.28	$(0.09)	$0.28
Diluted	$0.51	$0.28	$(0.09)	$0.28

Weighted-average shares used in computation of earnings (loss) per share
Basic	114,473	119,461	116,075	119,387
Diluted	115,329	119,793	116,075	119,718
(1) For the nine months ended September 30, 2025, the Company recorded $65 million of expense related to the deductibility of value-added tax payments made by the Company to certain third-party service providers. For the nine months ended September 30, 2024, the Company recorded $59 million of expense related to the settlement of a dispute between the Company and one of its customers.

GXO Logistics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$339	$413
Accounts receivable, net of allowance of $12 and $15	2,015	1,799
Other current assets	452	429
Total current assets	2,806	2,641
Long-term assets
Property and equipment, net of accumulated depreciation of $2,027 and $1,732	1,197	1,160
Operating lease assets	2,589	2,329
Goodwill	3,779	3,549
Intangible assets, net of accumulated amortization of $749 and $618	959	986
Other long-term assets	577	601
Total long-term assets	9,101	8,625
Total assets	$11,907	$11,266
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$716	$776
Accrued expenses	1,523	1,271
Current debt	522	110
Current operating lease liabilities	743	647
Other current liabilities	430	385
Total current liabilities	3,934	3,189
Long-term liabilities
Long-term debt	2,176	2,521
Long-term operating lease liabilities	2,060	1,898
Other long-term liabilities	749	623
Total long-term liabilities	4,985	5,042
Commitments and Contingencies
Stockholders’ Equity
Common Stock, $0.01 par value per share; 300,000 shares authorized, 119,842 and 119,496 shares issued and 114,486 and 119,496 shares outstanding, respectively	1	1
Treasury stock, at cost; 5,356 and 0 shares, respectively	(202)	—
Preferred Stock, $0.01 par value per share; 10,000 shares authorized, 0 issued and outstanding	—	—
Additional Paid-In Capital (“APIC”)	2,655	2,629
Retained earnings	675	686
Accumulated Other Comprehensive Income (Loss) (“AOCIL”)	(174)	(313)
Total stockholders’ equity before NCI	2,955	3,003
NCI	33	32
Total equity	2,988	3,035
Total liabilities and equity	$11,907	$11,266

GXO Logistics, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(7)	$38
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization expense	337	302
Stock-based compensation expense	34	30
Deferred tax benefit	(24)	(37)
Other	11	11
Changes in operating assets and liabilities
Accounts receivable	(76)	50
Other assets	40	(21)
Accounts payable	(91)	(29)
Accrued expenses and other liabilities	40	19
Net cash provided by operating activities	264	363
Cash flows from investing activities:
Capital expenditures	(269)	(255)
Proceeds from sale of property and equipment	101	16
Acquisition of businesses, net of cash acquired	—	(863)
Cross-currency swap agreements settlement	(1)	(5)
Net cash used in investing activities	(169)	(1,107)
Cash flows from financing activities:
Common stock repurchased	(200)	—
Proceeds from debt, net	—	1,085
Net borrowings under revolving credit facilities	38	(66)
Repayments of debt, net	(56)	(150)
Repayments of finance lease obligations	(38)	(32)
Taxes paid related to net share settlement of equity awards	(8)	(8)
Other	(2)	—
Net cash provided by (used in) financing activities	(266)	829
Effect of exchange rates on cash and cash equivalents	30	14
Net increase (decrease) in cash, restricted cash and cash equivalents	(141)	99
Cash, restricted cash and cash equivalents, beginning of period	485	470
Cash, restricted cash and cash equivalents, end of period	$344	$569

Reconciliation of cash, restricted cash and cash equivalents
Cash and cash equivalents	$339	$548
Restricted Cash (included in Other current assets)	3	—
Restricted Cash (included in Other long-term assets)	2	21
Total cash, restricted cash and cash equivalents	$344	$569

Non-cash financing activities:
Excise tax liability related to stock repurchases	$2	$—

GXO Logistics, Inc.
Key Data
Disaggregation of Revenue
(Unaudited)

Revenue disaggregated by geographical area was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
United Kingdom	$1,628	$1,525	$4,609	$3,727
United States	801	771	2,320	2,249
Netherlands	275	242	760	680
France	210	195	612	596
Spain	170	147	479	421
Italy	103	98	303	288
Other	208	179	588	498
Total	$3,395	$3,157	$9,671	$8,459

The Company’s revenue can also be disaggregated by the customer’s primary industry. Revenue disaggregated by industries was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Omnichannel retail	$1,645	$1,479	$4,693	$3,817
Technology and consumer electronics	420	392	1,215	1,137
Industrial and manufacturing	386	376	1,151	973
Food and beverage	371	344	1,044	986
Consumer packaged goods	324	311	898	896
Other	249	255	670	650
Total	$3,395	$3,157	$9,671	$8,459

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
and Adjusted EBITDA Margins
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31, 2024	Trailing Twelve Months Ended September 30, 2025
(In millions)	2025	2024	2025	2024
Net income (loss) attributable to GXO	$59	$33	$(11)	$34	$134	$89
Net income attributable to NCI	1	2	4	4	4	4
Net income (loss)	$60	$35	$(7)	$38	$138	$93
Interest expense, net	35	33	103	69	103	137
Income tax expense	28	7	45	11	8	42
Depreciation and amortization expense	118	111	337	302	415	450
Transaction and integration costs	14	21	50	55	76	71
Restructuring costs and other	3	9	22	26	27	23
Regulatory matter and litigation expense	—	(1)	65	59	59	65
Unrealized (gain) loss on foreign currency contracts	(7)	8	11	4	(11)	(4)
Adjusted EBITDA(1)	$251	$223	$626	$564	$815	$877

Revenue	$3,395	$3,157	$9,671	$8,459
Operating income	$118	$81	$151	$117
Operating income margin(2)	3.5%	2.6%	1.6%	1.4%
Adjusted EBITDA margin(1)(3)	7.4%	7.1%	6.5%	6.7%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) Operating income margin is calculated as operating income divided by revenue for the period.
(3) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue for the period.

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITA
and Adjusted EBITA Margins
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31, 2024	Trailing Twelve Months Ended September 30, 2025
(In millions)	2025	2024	2025	2024
Net income (loss) attributable to GXO	$59	$33	$(11)	$34	$134	$89
Net income attributable to NCI	1	2	4	4	4	4
Net income (loss)	$60	$35	$(7)	$38	$138	$93
Interest expense, net	35	33	103	69	103	137
Income tax expense	28	7	45	11	8	42
Amortization of intangible assets acquired	31	36	90	77	108	121
Transaction and integration costs	14	21	50	55	76	71
Restructuring costs and other	3	9	22	26	27	23
Regulatory matter and litigation expense	—	(1)	65	59	59	65
Unrealized (gain) loss on foreign currency contracts	(7)	8	11	4	(11)	(4)
Adjusted EBITA(1)	$164	$148	$379	$339	$508	$548

Revenue	$3,395	$3,157	$9,671	$8,459
Adjusted EBITA margin(1)(2)	4.8%	4.7%	3.9%	4.0%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue for the period.

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
and Adjusted Earnings Per Share
(Unaudited)

(Dollars in millions, shares in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$60	$35	$(7)	$38
Net income attributable to NCI	(1)	(2)	(4)	(4)
Net income (loss) attributable to GXO	$59	$33	$(11)	$34
Amortization of intangible assets acquired	31	36	90	77
Transaction and integration costs	14	21	50	55
Restructuring costs and other	3	9	22	26
Regulatory matter and litigation expense	—	(1)	65	59
Unrealized (gain) loss on foreign currency contracts	(7)	8	11	4
Income tax associated with the adjustments above(1)	(9)	(11)	(36)	(40)
Adjusted net income attributable to GXO(2)	$91	$95	$191	$215

Adjusted basic EPS(2)	$0.79	$0.80	$1.65	$1.80
Adjusted diluted EPS(2)	$0.79	$0.79	$1.64	$1.80

Weighted-average shares used in computation of adjusted earnings per share
Basic	114,473	119,461	116,075	119,387
Diluted(3)	115,329	119,793	116,540	119,718
(1) The income tax rate applied to items is based on the GAAP annual effective tax rate.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) The nine months ended September 30, 2025 calculation of earnings per share - diluted (GAAP) excludes 465 thousand shares due to their anti-dilutive effect.

GXO Logistics, Inc.
Other Reconciliations
(Unaudited)

Reconciliation of Cash Flows from Operations to Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Cash flows from operations(1)	$232	$198	$264	$363
Capital expenditures	(144)	(94)	(269)	(255)
Proceeds from sale of property and equipment	99	6	101	16
Free cash flow(2)	$187	$110	$96	$124
(1) Net cash provided by operating activities.
(2) See the “Non-GAAP Financial Measures” section of this press release.

Reconciliation of Revenue to Organic Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Revenue	$3,395	$3,157	$9,671	$8,459
Revenue from acquired business(1)	—	—	(655)	—
Foreign exchange rates	(115)	—	(209)	—
Organic revenue(2)	$3,280	$3,157	$8,807	$8,459

Revenue growth(3)	7.5%		14.3%
Organic revenue growth(2)(4)	3.9%		4.1%
(1) The Company excludes revenue from acquired businesses for periods that are not comparable.
(2) See the “Non-GAAP Financial Measures” section of this press release.
(3) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage.
(4) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

GXO Logistics, Inc.
Liquidity Reconciliations
(Unaudited)

Reconciliation of Total Debt and Net Debt:

(In millions)	September 30, 2025
Current debt	$522
Long-term debt	2,176
Total debt(1)	$2,698
Less: Cash and cash equivalents (excluding restricted cash)	(339)
Net debt(2)	$2,359
(1) Includes finance leases and other debt of $416 million as of September 30, 2025.
(2) See the “Non-GAAP Financial Measures” section of this press release.

Reconciliation of Total debt to Net income Ratio:

(In millions)	September 30, 2025
Total debt	$2,698
Trailing twelve months net income	$93
Debt to net income ratio	29.0x

Reconciliation of Net Leverage Ratio:

(In millions)	September 30, 2025
Net debt(1)	$2,359
Trailing twelve months adjusted EBITDA(1)	$877
Net leverage ratio(1)	2.7x
(1) See the “Non-GAAP Financial Measures” section of this press release.

GXO Logistics, Inc.
Return on Invested Capital
(Unaudited)

Adjusted EBITA, net of income taxes paid:

	Nine Months Ended September 30,		Year Ended December 31, 2024	Trailing Twelve Months Ended September 30, 2025
(In millions)	2025	2024
Adjusted EBITA(1)	$379	$339	$508	$548
Less: Cash paid for income taxes	(35)	(26)	(43)	(52)
Adjusted EBITA, net of income taxes paid(1)	$344	$313	$465	$496
(1) See the “Non-GAAP Financial Measures” section of this press release.

Return on Invested Capital (ROIC):

	September 30,
(In millions)	2025	2024	Average
Selected Assets:
Accounts receivable, net	$2,015	$1,968	$1,992
Other current assets	452	443	448
Property and equipment, net	1,197	1,161	1,179
Selected Liabilities:
Accounts payable	$(716)	$(748)	$(732)
Accrued expenses	(1,523)	(1,411)	(1,467)
Other current liabilities	(430)	(369)	(400)
Invested capital	$995	$1,044	$1,020

Trailing twelve months net income to average invested capital			9.1%
Operating return on invested capital(1)(2)			48.6%
(1) See the “Non-GAAP Financial Measures” section of this press release.
(2) The ratio of operating return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital.